Exhibit 15.1

Onestop Assurance PAC 10 Anson Road #13-09 International Plaza Singapore 079903 Tel: 9644 9531 Email:audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form F-3 No. 333-253395) pertaining to offering, issuance and sales of Securities from time to time by Powerbridge Technologies Co., Ltd and its shareholders; and

2.	Registration Statement (Form S-8 No. 333-253408) pertaining to Securities to be offered to employees in employee benefit plans;

of our report dated July 13, 2021 relating to the consolidated financial statements of Powerbridge Technologies Co., Ltd. as of December 31, 2020 and 2019 and the related consolidated statements of operations and comprehensive loss, shareholders’ equity and cash flows for the years ended December 31, 2020, 2019 and 2018. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Audit OneStop Assurance PAC

Singapore

July 13, 2021